Exhibit 4.4
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) dated as of the 14th day of October, 2015, between Fresh Healthy Vending International, Inc., a Nevada corporation (the “Borrower”) and Ensure Capital, Inc. (the “Holder”).

W I T N E S S E T H:

WHEREAS, Holder and Borrower entered into a Subscription Agreement dated on or about June 30, 2015 (the “Subscription Agreement”), pursuant to which Borrower issued to Holder a Convertible Promissory Note in the original principal amount of $600,000 (the “Note”), a copy of which is attached to, and made a part of, this Amendment as Exhibit “A”, together with 100% common stock purchase warrants coverage at an exercise price of $0.75 per share (the “Warrant”); and
WHEREAS, WHEREAS, the Borrower and Holder have agreed to amend the Note as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.            Adoption of Whereas Clauses.  The parties hereto adopt as part of this Amendment each of the recitals which are set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Amendment.
2.            Amendments.
A.            Section 1(f) of the Note shall be amended to read in its entirety as follows:
“Extension of Maturity Date. The Company may, in its sole discretion, upon not less than ten (10) days notice to the Holder, extend the Maturity Date for one additional three (3) month period. If so extended, any outstanding principal on this Note shall bear interest during such three (3) month extension at a rate of interest equal to the Applicable Rate plus three percent (3%) per annum.”
B.            Section 2(a) of the Note shall be amended to read in its entirety as follows:
“(a) Voluntary Conversion. At any time while this Note is outstanding on or after the Funding Date, the Holder may convert all or any portion of the outstanding principal and accrued and unpaid interest (such total amount, the “Conversion Amount”) into shares of Common Stock of the Company (the “Conversion Shares”) at the lesser of:
(i)            25% discount to the next round of financing prior to conversion in excess of $1M; or
(ii)            $0.30 per share (the “Conversion Price”).
The Holder shall submit a conversion notice (in the form attached hereto as Exhibit “A”, the “Conversion Notice”) indicating the amount of the Note being converted, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.”
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

C.            In all other respects, the Note shall remain in full force and effect.

3.            Amended Term Sheet.  The amended Term Sheet of the terms of the transaction effectuated by the Subscription Agreement, Note, as amended hereby, and the Warrant is attached to, and made a part of, this Amendment as Exhibit “B”.
4.            Borrower and Holder Representations.  The Borrower and Holder each represents, warrants and covenants the following to the other party:

A.            The Note is in full force and effect and no defaults exist as of the date hereof pursuant to the Note by either Borrower or the Holder.
B.            The undersigned has no knowledge of any defenses or offsets to the payment of the Note.
C.            The undersigned has the full authority, right, power and legal capacity to enter into this Amendment and to consummate the transactions contemplated herein.  The execution of this Amendment by the undersigned and its delivery to the the other party, and the consummation by the undersigned of the transactions which are contemplated in this Amendment have been duly approved and authorized by all necessary action by the undersigned’s Board of Directors and no further authorization shall be necessary on the part of the undersigned for the performance and consummation by the undersigned of the transactions which are contemplated by this Amendment.  The execution, delivery and performance of this Amendment shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.  This Amendment constitutes the legal, valid and binding obligation of the undersigned and is enforceable as to the undersigned in accordance with the terms of this Amendment, subject to the enforcement of remedies by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.
E.            The undersigned agrees to cooperate with the other party and shall make, execute, acknowledge, deliver, or cause to be made, executed, acknowledged, and delivered, at such times and places as either party may reasonably deem necessary, all other documents and instruments as may be reasonably necessary in order to effectuate the purposes of this Amendment.
F.            The performance of this Amendment shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the undersigned or cause an acceleration under any arrangement, agreement or other instrument to which the undersigned is a party or by which any of its assets are bound.  The undersigned has performed in all respects all of its obligations which are, as of the date of this Amendment, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

G.            No representation or warranty of the undersigned which is contained in this Amendment, or in a writing furnished or to be furnished pursuant to this Amendment contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.
H.            The undersigned acknowledges that its decision to enter into this Amendment was based entirely upon its own determination, and not upon any representations made to the undersigned by the other party with respect to this Amendment.
4.            Miscellaneous.
A.            Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
B.            Enforceability.  If any provision which is contained in this Amendment, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Amendment and this Amendment shall be construed as if such invalid or unenforceable provision had not been contained in this Amendment.
C.            Governing Law; Disputes.  In view of the fact that: (1) the Assignee is a Delaware limited liability company with an office located in the State of California, and (2) the Borrower is a Nevada corporation with an office located in the State of California, in order to avoid the question of which state law shall be applicable, the Parties agree that:

(i)       This Amendment shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of California and be deemed to be an agreement entered into in the State of California and made pursuant to the laws of the State of California, without giving effect to the principles of conflicts of law.
(ii)      The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Amendment including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Amendment and that any such arbitration shall be commenced exclusively in San Diego, California.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of California, County of San Diego.
(iii)        In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the Courts in the County of San Diego, State of California as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of California in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the State of California, any service of process may be effectuated upon any of them by certified mail, return receipt requested.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

(iv)            The parties agree that the prevailing party in any arbitration as determined by the arbitrator shall be entitled to such costs and attorney’s fees, if any, in connection with such arbitration as may be awarded by the arbitrators.
(v)            The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (a) damages inconsistent with any applicable agreement between the parties or (b) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.
(vi)            Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery.
(vii)            All aspects of the arbitration shall be treated as confidential.  The parties and the arbitrator may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in San Diego, California.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.
D.            Expenses.  Each party to this Amendment shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Amendment and the transactions set forth in this Amendment.
E.            Entire Agreement.  This Amendment and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
F.            Confidentiality.  The Parties agree that the terms of this Amendment are confidential and they shall not make public disclosure of the terms of this Amendment, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements.  If either party intends to make a disclosure of the terms of this Amendment as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure.  The Parties agree that the terms of this Amendment regarding confidentiality are not material to this Amendment and any breach of this paragraph shall not be considered a material breach of this Amendment.  In the event of such a breach of this Paragraph, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

G.            Assignment.  The parties hereby agree that the obligations under this Amendment shall be freely transferred or assigned to any third parties without the prior written consent of Assignee.
H.            Enforceability.  If any provision which is contained in this Amendment, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Amendment and in this Amendment shall be construed as if such invalid or unenforceable provision had not been contained herein.
I.            Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Amendment and the intents and purposes hereof.
J.            Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Amendment shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Amendment or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Amendment to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.
K.             Counterparts.  This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
L.            Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.
M.            Binding upon Execution and Delivery.  No party to this Amendment shall be bound hereby until fully executed counterparts to this Amendment have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.
N.            Modifications.  This Amendment may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing signed by all of the parties to this Amendment.

[Signature page follows]

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

FRESH HEALTHY VENDING INTERNATIONAL, INC.

By: /s/Arthur Budman
Name: Arthur Budman Title: CEO

ASSIGNEE:

ENSURE CAPITAL, INC.

By: /s/Jeffrey Stuber
Name:Jeffrey Stuber Title: CEO

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

AMENDED TERM SHEET

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE